Exhibit 10.1
Aspect Medical Systems, Inc.
One Upland Road
Norwood, Massachusetts 02062
November 7, 2007
Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts, 01760
Attention: Treasurer and Assistant General Counsel
To Whom It May Concern:
Reference is hereby made to (i) the Termination and Repurchase Agreement (the “Agreement”), dated as of June 11, 2007, between Boston Scientific Corporation, a Delaware corporation (“BSC”), and Aspect Medical Systems, Inc., a Delaware corporation (the “Company”) and (ii) the Registration Rights Agreement dated as of June 11, 2007 by and between BSC and the Company (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.
In connection with the proposed sale by BSC to Orbimed Advisors of 1,513,239 shares of the Company’s common stock currently held by BSC (the “Subject Shares”), the Company hereby waives its rights under Sections 3.1 and3 .2 of the Agreement with respect to the Subject Shares, and affirms that it will not exercise the Call Option, in each case with respect to any and all of the Subject Shares transferred to Orbimed Advisors. In addition, the parties hereby agree and acknowledge that in connection with the foregoing waivers, and effective upon the sale of the Subject Shares, the Registration Rights Agreement shall be terminated in its entirety and shall have no further force or effect.
Please acknowledge your receipt and acceptance of the terms of this letter by signing this letter in the space provided below.

Best regards, ASPECT MEDICAL SYSTEMS, INC.
By:	/s/ Michael Falvey
	Name:	Michael Falvey
	Title:	CFO

Acknowledged and Agreed: BOSTON SCIENTIFIC CORPORATION
By:	/s/ Lawrence J. Knoph
	Name:	Lawrence J. Knoph
	Title:	SVP